                                                                   Exhibit 10.58



                            AMENDMENT AGREEMENT NO. 4


         AMENDMENT AGREEMENT NO. 4 (this "Agreement") dated as of March __, 2003 to the CREDIT AGREEMENT, dated as of May 31, 2002, as amended (as the same may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among WIRE ONE TECHNOLOGIES, INC. (the "Borrower"), the lenders named therein (the "Lenders") and JPMORGAN CHASE BANK, as administrative agent for the Lenders (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement.

         NOW, THEREFORE, the parties agree as follows:

         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

                  1.1 The preamble of the Credit Agreement is hereby amended by deleting the reference to "$25,000,000" therein and substituting, in lieu thereof, the amount "$15,000,000."

                  1.2 Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in the correct alphabetical order:

                           "Revolving Loan" means a Loan made pursuant to
                           Section 2.03.

                  1.3 The definition of "Applicable Rate" in Section 1.01 of the Credit Agreement is hereby amended by deleting, in its entirety, the chart appearing in such definition and substituting, in lieu thereof, the following:


---------------------------------------- ------------------------------------- -------------------------------------
            Leverage Ratio                            ABR Spread                      Eurodollar Spread for
                                                      for Loans                               Loans
---------------------------------------- ------------------------------------- -------------------------------------
Equal to or greater than 3.50:1.00                      1.50%                                 3.75%
---------------------------------------- ------------------------------------- -------------------------------------
Less than 3.50:1.00 but equal to or                     1.00%                                 3.25%
greater than 3.00:1.00
---------------------------------------- ------------------------------------- -------------------------------------
Less than 3.00:1.00 but equal to or                     0.75%                                 3.00%
greater than 2.50:1.00
---------------------------------------- ------------------------------------- -------------------------------------
Less than 2.50:1.00 but equal to or                     0.50%                                 2.75%
greater than 2.00:1.00
---------------------------------------- ------------------------------------- -------------------------------------
Less than 2.00:1.00                                     0.25%                                 2.50%
---------------------------------------- ------------------------------------- -------------------------------------

                  1.4 The definition of "Availability" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "Availability" means at any time (i) the lesser at such time of (A) the total Commitment and (B) the Borrowing Base minus the Availability Block, minus
                           (ii) the sum at such time of (x) the unpaid principal balance of the Revolving Loans plus all accrued interest, fees and expenses, (y) the LC Exposure and
                           (z) all Availability Reserves and Dilution Reserves.

                  1.5 The definition of "Availability Block Criteria" in Section
1.01 of the Credit Agreement is hereby deleted in its entirety.

                  1.6 The definition of "Revolving Loan Commitment" in Section
1.01 of the Credit Agreement is hereby amended by deleting the reference to "$25,000,000" therein, and substituting, in lieu thereof, the amount "$15,000,000."

                  1.7 Section 6.12 of the Credit Agreement is hereby amended by deleting, in its entirety, the chart appearing in such section and substituting, in lieu thereof, the following:

                          Period                                                    Amount
                          ------                                                    ------

Four fiscal quarters ending                                                       ($9,650,000)
December 31, 2002

Four fiscal quarters ending                                                      ($10,800,000)
March 31, 2003

Four fiscal quarters ending                                                       ($9,800,000)
June 30, 2003

Four fiscal quarters ending                                                       ($6,700,000)
September 30, 2003

Four fiscal quarters ending                                                       ($3,000,000)
December 31, 2003

Four fiscal quarters ending                                                       ($1,500,000)
March 31, 2004

Four fiscal quarters ending                                                         ($400,000)
June 30, 2004

Four fiscal quarters ending                                                        $1,000,000
September 30, 2004

Four fiscal quarters ending                                                        $3,500,000
December 31, 2004

Four fiscal quarters ending                                                        $5,000,000
March 31, 2005 and each
four fiscal quarters thereafter

                  1.8 Schedule 2.01 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting Schedule 2.01 attached hereto therefor.

         SECTION 2. CONFIRMATION OF FINANCING DOCUMENTS

                  2.1 The Borrower, by its execution and delivery of this Agreement, irrevocably and unconditionally ratifies and confirms in favor of the Administrative Agent that the Financing Documents shall continue in full force and effect in accordance with their terms.

         SECTION 3. CONDITIONS PRECEDENT

                  This Agreement shall become effective upon the execution and delivery of counterparts hereof by the Borrower, the Administrative Agent and the Lenders and the fulfillment of the following conditions:

                  3.1 The Administrative Agent shall have received a warrant reasonably satisfactory to the Administrative Agent for the purchase of 100,000 shares of common stock of the Borrower at an exercise price per share equal to the market value of the common stock of the Borrower as of the close of business on the date of delivery of such warrant.

                  3.2 In connection with the warrant referred to above, the Administrative Agent shall have received a written opinion of counsel for the Borrower, covering such matters as reasonably requested by the Administrative Agent and its counsel with respect to such warrant and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  3.3 All legal matters in connection with this Agreement shall be satisfactory to the Administrative Agent, the Lenders and their respective counsel in their sole discretion.

                  3.4 Kaye Scholer LLP, counsel to the Administrative Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the date hereof and all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith.

                  3.5 The Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably request.

         SECTION 4. MISCELLANEOUS

                  4.1 The Borrower reaffirms and restates the representations and warranties set forth in Article III of the Credit Agreement, after giving effect to the transactions contemplated herein, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (unless expressly related to an earlier date). The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent that:

                  (a) It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                  (b) No consent of any other person (including, without limitation, shareholders or creditors of the Borrower), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Agreement;

                  (c) This Agreement has been duly executed and delivered on behalf of the Borrower by a duly authorized officer, and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

                  (d) The execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of the Borrower.

                  4.2 Except as herein expressly amended, the Credit Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

                  4.3 All references to the Credit Agreement in the Credit Agreement and the other Financing Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Credit Agreement as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

                  4.4 This Agreement shall constitute a Financing Document under the Credit Agreement.

                  4.5 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

                  4.6 Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  4.7 THIS AGREEMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                  4.8 The parties hereto shall, at any time and from time to time following the execution of this Agreement, execute and deliver all such further instruments and take all such further actions as may be reasonably necessary or appropriate in order to carry out the provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  WIRE ONE TECHNOLOGIES, INC., as Borrower


                                  By:
                                           -----------------------------
                                           Name:
                                           Title:


                                  JPMORGAN CHASE BANK, as Administrative Agent and Lender


                                  By:
                                           -----------------------------
                                           Name:
                                           Title:

                                 SCHEDULE 2.01

                                   Commitments

============================================ ================================== ====================================
                                                                                      Approximate Percentage
                  Lender                                 Revolving                      of Total Revolving
                                                      Loan Commitment                    Loan Commitments
-------------------------------------------- ---------------------------------- ------------------------------------

JPMorgan Chase Bank                                     $15,000,000                            100%
1166 Avenue of the Americas
16th Floor
New York, NY  10036
Attn:  Jeffrey Ackerman, Account Officer
============================================ ================================== ====================================